MANUFACTURING AGREEMENT

THIS IS AN AGREEMENT made this 6th day of March, 1998 between WESTERN FARM SERVICE, INC. a Delaware corporation, (hereinafter "WFS"), and ITRONICS METALLURGICAL, INC., a Nevada corporation, (hereinafter “IMI”)

1. GRANT OF LICENSE. IMI hereby grants to WFS a license and right to manufacture the products identified in Exhibit "A", hereinafter the "Products", attached hereto and incorporated herein by this reference.

2. TRADE SECRET. The parties acknowledge that IMI holds the Products and their formulas trade secrets as defined in NRS Chapter 600A.

3. CONFIDENTIALITY. All disclosures made by IMI to WFS regarding the manufacture of the Products, are to be considered as confidential. Except as set forth in paragraph 6 herein, WFS agrees to use this information strictly for the purpose of performing its service to IMI and agrees, to the best of their ability, to hold it in the strictest confidence at all times. WFS agrees to not reveal, publish or communicate the subject matter except to those WFS employees required to provide the contracted service set forth herein. At no time will WFS disclose the subject matter to any other party for any purpose without the prior written consent of IMI Upon the termination of this Agreement, WFS agrees to return to IMI all confidential and other related material which may have been provided by IMI to WFS. Notwithstanding anything stated herein to the contrary, should any of the materials given to WFS by IMI already be in the public domain, become available through public domain or if WFS can document prior knowledge of the materials from another source, WFS is not obligated to hold that specific material in confidence.

4. PRODUCT CONFORMITY AND QUALITY OF MANUFACTURE. IMI hereby confirms to WFS that the Products and formulas to manufacture such products, conform to all federal, state and local laws. WFS agrees that the Products manufactured by WFS will be produced and distributed in accordance with federal, state and local laws and will be produced using the formulas supplied by IMI under the terms of this Agreement. WFS further agrees to submit a sample of said Products, its carton, containers, and packing material to IMI for approval, which approval shall not be unreasonably withheld. Any item not specifically disapproved at the end of ten (10) working days after submission and receipt by IMI shall be deemed to be approved. The approved Product(s) may not thereafter be materially changed without approval of IMI.

S. RIGHT TO USE NAME/EXCLUSIVITY. IMI hereby grants to WFS the exclusive right to use the Gold'n Gro trademark for the 20-1-7 and other primary formulas provided to WFS, the Products, for the purpose of manufacturing and marketing such Products within the territory set forth in paragraph 7 (hereinafter "Territory"). IMI further grants WFS the exclusive rights to market those products, within the territory, identified within Exhibit "B", attached hereto and incorporated herein by this reference. WFS may modify the primary Gold'n Gro product labels by obtaining IMI's prior approval to include a credit that the product is manufactured and distributed by WFS. WFS shall not produce or use any other label, name or trademark on such Products. On the termination of this Agreement, WFS shall discontinue its use of the Gold'n Gro trademark for 20-1-7 and other primary formulas provided to WFS under the terms of this Agreement and its manufacture of 20-1-7 and other primary formulas provided. WFS shall however maintain the right to market all such Products that WFS has in its inventories until said product inventory is depleted. Notwithstanding anything stated to the contrary herein, IMI shall maintain the right to sell into the homeowner market, using its small container/packages goods.

6. NEW PRODUCTS. IMI hereby grants to WFS a license and right to use the Gold'n Gro formulas provided to WFS under the terms of this Agreement for the purpose of blending into other formulas to be manufactured by WFS under other trade names and trade marks. All new products developed by WFS, or in cooperation with IMI will be the proprietary products of WFS and will be labeled under the FIRST CHOICE trademark of WFS. Such license and right to use such formulas shall survive the termination of this Agreement.

7. TERRITORY. IMI hereby grants to WFS the exclusive rights to market the Products within the States of Arizona, California, Oregon, Washington, Idaho and Hawaii.

8. BEST EFFORT. WFS shall promote, to the best of its abilities, the Sale of the Products in the territory. WFS shall carry out, where applicable, customer workshops, exhibit at trade shows and provide product presentations to its marketed customers.

9. RAW MATERIALS. IMI shall supply to WFS the base Gold'n Gro product and/or formulating material. WFS shall supply low biuret urea, low biuret UAN-32, AN-20, phosphate liquids, including feed grade 10-34-0 and 0-17-17. Such products shall be used by WFS in the manufacturing of Gold'n Gro products, test products and/or the manufacturing of new products.

10. MATERIAL PRICE. IMI and WFS shall supply their respective raw materials and/or product at a price which shall be agreed to between the parties hereto and shall be set forth in Exhibit "C" attached hereto and incorporated herein by this reference. Any adjustment to the base price set forth in Exhibit C shall be in writing and agreed to between the parties hereof. The parties further agree to review such prices on a quarterly bases.

11. TERM. The term of this agreement shall be for five (5) year beginning on the 6th day of March, 1998 and ending on the  5th day of March, 2003  and shall automatically extend in five year increments unless either party gives the other prior written notice that it wishes to terminate the agreement as provided in paragraph 12 herein.

12. TERMINATION. Either party may terminate this agreement at the end of the primary term by giving the other 120 day prior written notice or at anytime following the primary term and during any automatic extension period by giving the other prior written notice 120 days prior to December 31st of each agreement year.

13. INDEMNITY.

IMI agrees to indemnify and hold WFS, its officers, directors, employees assignees, and agents, harmless from and against any and all claims, damages, losses, expenses, penalties, lawsuits, judgments, (including attorney fees and costs), arising from or related to any breach of this Agreement by IMI excepting any loss, liability, claim, damage, or expense which is directly attributable to the active negligence or intentional conduct or omissions of WFS, its officer, directors, employees or agents. All indemnities contained in this Agreement shall survive the termination hereof, however same shall occur.

WFS agrees to indemnify and hold IMI, its officers, directors, employees, assignees, and agents, harmless from and against any and all claims, damages, losses, expenses, penalties, lawsuits, judgments, (including attorney fees and costs), arising from or related to any breach of this Agreement by WFS, excepting any loss, liability, claim, damage, or expense which is directly attributable to the active negligence or intentional conduct or omissions of IMI its officers, directors, employees or agents. All indemnities contained in this Agreement shall survive the termination hereof, however same shall occur.

14. GOVERNING LAW. This agreement shall be construed and interpreted according to the laws of the State of California.

15. SEVERABILTTY. If any provision of this Agreement is held in whole or in part to be unenforceable for any reason, the remainder of that provision and of the entire Agreement will be severable and remain in effect.

16. ATTORNEY FEES. In any action or proceeding to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and cost.

17. BINDING EFFECT ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties to this Agreement.

EXECUTED by the parties hereto on this 6th day of March, 1998.

ITRONICS METALLURGICAL, INC.	WESTERN FARM SERVICE, INC.
A Nevada corporation	a Delaware corporation

By: /s/ John Whitney	By: /s/ Gordon Miller

John Whitney Title: President	Gordon Miller Title: V.P. West